Exhibit 99.1

News release via Canada NewsWire, Toronto 416-863-9350

           Attention Business/Financial Editors:
           Western Goldfields Announces First Quarter Financial Results with a
           Significant Improvement in Operating Cash Flow from 2008

           TORONTO, April 30 /CNW/ - Western Goldfields Inc. ("Western Goldfields"
or the "Company") (TSX:WGI, NYSE Amex:WGW) today announces financial results for the three-month period ended March 31, 2009. The Company continued to focus on further enhancing its operational efficiency and met its production guidance at lower cost of sales per ounce(1) in the first quarter. All amounts are expressed in United States dollars unless otherwise indicated.

           <<
           -   Cash flow from operations of $8.9 million during the quarter

           -   Cash at March 31, 2009 of $26.6 million, including $7.5 million of restricted cash, an increase of $7.8 million during the quarter

           -   Gold production for the first quarter of 33,660 ounces

           -   Gold sales of 32,715 at an average realized price(2) of $867 per ounce

           -   Cost of sales per ounce(1) for the quarter of $573

           -   Net loss of $5.3 million, or $0.04 per share, for the first quarter of 2009, compared to a net loss of $19.6 million or $0.14 per share in 2008. The net loss in 2009 includes after tax mark-to-market losses on gold forward sales contracts of $7.5 million, or $0.06 per share as compared to $14.7 million, or $0.11 per share in the same prior year period.
           >>

           As disclosed in the Company's April 20, 2009 news release, Western
Goldfields' production was within the guidance range for the first quarter with cost of sales per ounce(1) below the guidance range. Cost of sales per ounce(1) was positively impacted by lower costs across many of the key inputs, including diesel and explosives. The operations at Mesquite are also benefiting from more experienced equipment operators, better performing radial tires, and increased efficiencies from re-sequencing of the mining operations commencing with the Rainbow pit. The combination of these factors led the
Company to a solid first quarter as Western Goldfields generated $8.9 million in cash flow from operations during the quarter.
           "The operating trend being realized by the Company is very encouraging,"
said Raymond Threlkeld, President and Chief Executive Officer. "Both our
mining rate and the timing of our leach pad recovery continue to improve in line with expectations resulting in excellent cash flow generation from
Mesquite."

           <<
           Financial Results
           -----------------
           >>
           During the first quarter of 2009, the net loss was $5.3 million or $0.04 per share, compared to $19.6 million or $0.14 per share in the same prior year period. The net loss in 2009 includes after tax mark-to-market losses on gold forward sales contracts of $7.5 million or $0.06 per share as compared to after tax mark-to-market losses of $14.7 million, or $0.11 per share in the same prior year period. Per the terms of the term-loan facility, in the first quarter of 2009 the Company settled three of its 5,500 ounce monthly contracts delivering a total of 16,500 ounces of gold at $801 per ounce. As at March 31,
2009, the Company holds 69 of these contracts representing a total commitment of 379,500 ounces; the increase in the spot gold price between December 31,
2008 ($870 per ounce) and March 31, 2009 ($917 per ounce) was a principal driver of the unrealized portion of the loss on gold forward sales contracts during the quarter. As at March 31, 2009, the cumulative mark-to-market loss on gold forward sales contracts was $57.5 million. The Company also financially settled 630,000 gallons into our fuel hedge contracts and realized losses of $0.3 million.
           Gold sales in the first quarter of 2009 were 32,715 ounces compared to
9,960 ounces in the same prior-year period; this increase is a result of the
Company escalating production in the first quarter of 2008 until Mesquite attained steady-state production from the new leach pad during the second quarter of 2008. The average selling price declined to $867 per ounce in the first quarter of 2009 compared to $929 per ounce of gold in the same prior year period.

           <<
           Liquidity and Capital Resources
           -------------------------------
           >>
           Western Goldfields had $26.6 million of cash, including $7.5 million of restricted cash, at March 31, 2009. This increase in cash was a result of the
Company generating $8.9 million in cash flow from operations, which was partially offset by $1.5 million in capital expenditures. The capital expenditures during the quarter primarily related to the purchase of a training simulator which is intended to increase driver efficiency and decrease repair and maintenance costs going forward. Western Goldfields continues to project minimal capital expenditures going forward. The Company's debt remains at $68.6 million, and the next scheduled debt repayment of $4.7 million will occur on June 30, 2009.

           <<
           Business Combination with New Gold
           ----------------------------------

           Below is a summary schedule of the proposed Business Combination with New
Gold:

           -   May 13, 2009 - New Gold Annual and Special Meeting of Shareholders
           -   May 14, 2009 - Western Goldfields Annual and Special Meeting of
               Shareholders
           -   June 1, 2009 - Expected closing

           Additional Information on Non-GAAP Financial Measures
           -----------------------------------------------------

           (1) Cost of sales per ounce is a non-GAAP financial measure which is calculated by dividing cost of sales, as per the Company's financial statements, including realized losses from the settlement of fuel hedge contracts, by the number of gold ounces sold. This is the first quarter where this adjustment has been made as the Company began settling its fuel hedges in fiscal 2009.

           The Company records the realized and unrealized gains/losses from its fuel hedge contracts in other income. Consequently, we believe that including the realized gains/losses from settlement of fuel hedge contracts provides investors and analysts with a measure of our costs related to production that is more comparable to measures presented by other mining companies. Management also uses this measure internally to monitor, evaluate, and manage those factors that impact production costs on a monthly basis. This calculation is performed on a consistent basis for the periods presented.

           The cost of sales per ounce statistic is intended to provide additional information, does not have any standardized meaning prescribed by U.S.
           GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP. This non-
           GAAP measure may not be comparable to similar measures presented by other issuers.

                                                                 Three months ended
                                                                      March 31
                                                                 2009         2008
           Statement of Operations (000's)
           Cost of sales (excludes amortization
            and accretion)                                 $    18,450  $     9,352
           Realized losses from settlement of fuel
            forward contracts                                      288            -
                                                           ------------ ------------
           Cost base for calculation                       $    18,738  $     9,352
                                                           ------------ ------------
           Gold ounces sold                                     32,715        9,960
           Cost of sales per ounce                         $       573  $       939

           (2) Average realized gold price is a non-GAAP financial measure. It is calculated by dividing total revenue by ounces sold. We believe that including the average realized gold price provides investors and analysts with a measure of our revenue related to production that is more comparable to measures presented by other mining companies. Management also uses this measure internally to monitor, evaluate, and manage those factors that impact revenue on a monthly basis.

           The average realized gold price statistic is intended to provide additional information, does not have any standardized meaning prescribed by U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP. This non-GAAP measure may not be comparable to similar measures presented by other issuers.

           Western Goldfields Inc.
           -----------------------
           >>
           Western Goldfields Inc. is a gold production and exploration company with a focus on precious metal mining opportunities in North America. The Mesquite
Mine, currently the Company's sole asset, was brought into production in
January 2008, and the Company's focus is now on achieving the anticipated rate of production and completing planned improvements to the property. The Company has 2.6 million ounces in Proven and Probable Reserves as outlined in more detail in its latest annual report on Form 10K filed on www.sedar.com. Western
Goldfields common shares trade on the Toronto Stock Exchange under the symbol
WGI, and on the NYSE Amex under the symbol WGW. For further details, please visit www.westerngoldfields.com.

           Mr. Wes Hanson, P.Geo., Vice President of Mine Development, Western
Goldfields Inc., is the qualified person under National Instrument 43-101 who supervised the preparation of the technical information contained in this news release. Mr. Hanson is an officer of the Company.

           <<
           Forward-Looking Information
           ---------------------------
           >>
           Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian securities law. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", "plans" and include, without limitation, statements regarding the Company's plan of business operations, production and cost estimates, receipt of working capital, anticipated revenues, timing of the recovery of gold and capital and operating expenditures. These forward-looking statements are based on the best estimates of management at the time such statements are made. Expected production results and cost of sales (including without limitation, statements made with respect to future production and costs contemplated by our mine plan) are based in part on current and historical production and cost data factoring certain assumptions with respect to future metal prices, costs and availability of supplies and labour and other parameters. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, variations in metal prices and/or cost of supplies, possible variations in ore grade or recovery rates, failure of plant, equipment or processes to operate as anticipated, accidents, labour disputes, as well as those set forth in the Company's Annual Report on Form
10-K for the year ended December 31, 2008 filed with the U.S. Securities and
Exchange Commission and with SEDAR, under the caption "Risk Factors" as well as other filings made by the Company with securities regulatory authorities.
Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the
Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

           <<
                                  WESTERN GOLDFIELDS INC.
                                CONSOLIDATED BALANCE SHEETS
                                (In thousands U.S. dollars)
                                        (Unaudited)

                                                            March 31,   December 31,
                                                              2009         2008
                                                           ------------ ------------
           ASSETS
             CURRENT ASSETS
               Cash and cash equivalents                   $    19,057  $    11,275
               Restricted cash                                   7,500        7,500
               Receivables                                         634        2,550
               Inventories                                      34,964       35,098
               Prepaid expenses                                  1,517        1,747
               Current portion of deferred income tax asset      3,716        2,045
                                                           ------------ ------------
                 TOTAL CURRENT ASSETS                           67,388       60,215
                                                           ------------ ------------

             Plant and equipment, net of
              accumulated amortization                         109,729      111,334
             Investments - reclamation and remediation           8,960        8,934
             Long-term deposits                                    371          367
             Long-term prepaid expenses                          1,341        1,384
             Deferred debt issuance costs, net of
              accumulated amortization                           2,593        2,766
             Deferred income tax asset                          24,696       22,368
                                                           ------------ ------------
                 TOTAL OTHER ASSETS                            147,690      147,153
                                                           ------------ ------------

           TOTAL ASSETS                                    $   215,078  $   207,368
                                                           ------------ ------------
                                                           ------------ ------------

           LIABILITIES & STOCKHOLDERS' EQUITY
             CURRENT LIABILITIES
               Accounts payable and accrued liabilities    $     7,058  $     7,484
               Current portion of mark-to-market loss
                on gold hedging contracts                        8,071        5,606
               Current portion of mark-to-market loss
                on fuel hedging contracts                          809          540
               Current portion of loan payable                  11,656       11,656
               Current portion of reclamation and
                remediation liabilities                            339          339
                                                           ------------ ------------
                 TOTAL CURRENT LIABILITIES                      27,933       25,625

             LONG-TERM LIABILITIES
               Mark-to-market loss on gold hedging contracts    49,406       39,580
               Mark-to-market loss on fuel hedging contracts       425          391
               Loan payable                                     56,984       56,984
               Reclamation and remediation liabilities           4,824        4,737
                                                           ------------ ------------

                 TOTAL LIABILITIES                             139,572      127,317
                                                           ------------ ------------

             STOCKHOLDERS' EQUITY
               Common stock, of no par value, unlimited
                shares authorized; 135,581,286 and
                134,801,286 shares issued and
                outstanding, respectively                      134,043      133,383
               Stock options and warrants                        8,378        8,291
               Accumulated deficit                             (66,915)     (61,623)
                                                           ------------ ------------
                 TOTAL STOCKHOLDERS' EQUITY                     75,506       80,051
                                                           ------------ ------------

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $   215,078  $   207,368
                                                           ------------ ------------
                                                           ------------ ------------

                                  WESTERN GOLDFIELDS INC.
                           CONSOLIDATED STATEMENTS OF OPERATIONS
                              AND COMPREHENSIVE INCOME / LOSS
                                (In thousands U.S. dollars)
                                        (Unaudited)

                                                               Three Months Ended
                                                                    March 31,
                                                               2009         2008
                                                           ------------ ------------
           REVENUES
             Revenues from gold sales                      $    28,369  $     9,256
                                                           ------------ ------------

           COST OF GOODS SOLD
             Mine operating costs                               17,806        9,087
             Royalties                                             644          265
                                                           ------------ ------------
             Cost of sales (excludes amortization
              and accretion)                                    18,450        9,352
             Amortization and accretion                          2,776        2,094
                                                           ------------ ------------
                                                                21,226       11,446
                                                           ------------ ------------
           GROSS PROFIT (LOSS)                                   7,143       (2,190)
                                                           ------------ ------------

           EXPENSES
             General and administrative                          1,370        1,481
             Exploration and business development                1,478          224
                                                           ------------ ------------
                                                                 2,848        1,705
                                                           ------------ ------------
           OPERATING INCOME (LOSS)                               4,295       (3,895)
                                                           ------------ ------------

           OTHER INCOME (EXPENSE)
             Interest income                                        44          384
             Interest expense and commitment fees                 (486)        (699)
             Amortization of deferred debt issuance costs         (173)        (115)
             Realized and unrealized loss on mark-to-market
              of gold forward sales contracts                  (12,291)     (24,111)
             Realized and unrealized loss on mark-to-market
              of fuel forward contracts                           (591)           -
             Loss on foreign currency exchange                     (99)      (1,020)
                                                           ------------ ------------
                                                               (13,596)     (25,561)
                                                           ------------ ------------
           LOSS BEFORE INCOME TAXES                             (9,301)     (29,456)
           INCOME TAX RECOVERY                                   4,009        9,832
                                                           ------------ ------------

           NET LOSS                                        $    (5,292) $   (19,624)
                                                           ------------ ------------
                                                           ------------ ------------

           BASIC AND DILUTED NET LOSS PER SHARE            $     (0.04) $     (0.14)
                                                           ------------ ------------
                                                           ------------ ------------

           WEIGHTED AVERAGE NUMBER OF COMMON SHARES
            OUTSTANDING                                    135,189,376  135,659,101
                                                           ------------ ------------
                                                           ------------ ------------

                                  WESTERN GOLDFIELDS INC.
                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands U.S. dollars)
                                        (Unaudited)

                                                               Three Months Ended
                                                                    March 31,
                                                               2009         2008
                                                           ------------ ------------
           CASH FLOWS FROM OPERATING ACTIVITIES
             Net loss                                      $    (5,292) $   (19,624)
             Adjustments to reconcile net loss to net
              cash provided (used) by operating activities:
             Items not affecting cash:
               Amortization of plant and equipment               2,531        2,013
               Amortization of deferred debt issuance costs        173          115
               Accretion expense                                    87           87
               Deferred income taxes                            (3,999)      (9,832)
               Interest net of reimbursed costs -
                reclamation and remediation                        (26)         (63)
               Stock based compensation                            350          370
               Mark-to-market loss on gold hedging contracts    12,291       24,112
               Mark-to-market loss on fuel hedging contracts       303            -
               Changes in assets and liabilities:
               Decrease (increase) in:
                 Accounts receivable                             1,689           78
                 Inventories                                       320       (6,041)
                 Prepaid expenses and deposits                     269           83
               Increase (decrease) in:
                 Accounts payable                                1,463       (1,337)
                 Payroll and related taxes payable                   -       (1,563)
                 Accrued liabilities                            (1,204)       1,051
                 Accrued interest expense                          (39)        (171)
                                                           ------------ ------------
           Net cash provided (used) by operating activities      8,916      (10,722)
                                                           ------------ ------------

           CASH FLOWS FROM INVESTING ACTIVITIES
             Purchase of plant and equipment, including
              construction in process                           (1,531)      (8,749)
                                                           ------------ ------------
           Net cash used by investing activities                (1,531)      (8,749)
                                                           ------------ ------------

           CASH FLOWS FROM FINANCING ACTIVITIES
             Advances under loan facilities                          -        7,860
             Exercise of options to purchase common stock          397          233
             Exercise of warrants to purchase common stock           -          337
                                                           ------------ ------------
           Net cash provided by financing activities               397        8,430
                                                           ------------ ------------

           Change in cash and cash equivalents                   7,782      (11,041)
           Cash and cash equivalents, beginning of period       11,275       43,870
                                                           ------------ ------------
           Cash and cash equivalents, end of period        $    19,057  $    32,829
                                                           ------------ ------------
                                                           ------------ ------------

           SUPPLEMENTAL CASH FLOW DISCLOSURES:
             Interest paid                                 $      (526) $      (797)
                                                           ------------ ------------
                                                           ------------ ------------
             Interest received                             $        21  $       384
                                                           ------------ ------------
                                                           ------------ ------------
             Taxes paid                                    $       (44) $         -
                                                           ------------ ------------
                                                           ------------ ------------

           NON-CASH FINANCING AND INVESTING ACTIVITIES:
             Stock options and warrants issued             $       350  $       370
             Equipment purchases included in accounts
              payable                                      $       132  $       513
             Non-cash component of inventories             $       186  $         -
           >>
           %CIK: 0001394186

           /For further information: please visit www.westerngoldfields.com, or contact: Raymond Threlkeld, Chief Executive Officer, (416) 324-6005,
rthrelkeld(at)westerngoldfields.com; Brian Penny, Chief Financial Officer, (416)
324-6002, bpenny(at)westerngoldfields.com; Hannes Portmann, Director, Corporate
Development and Investor Relations, (416) 324-6014,
hportmann(at)westerngoldfields.com/
           (WGI. WGW WGW)

CO:  Western Goldfields Inc.

CNW 17:20e 30-APR-09